UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2013

LITHIUM EXPLORATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-175883	06-1781911
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3200 N. Hayden Road, Suite 235, Scottsdale, Arizona 85251
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (480) 641-4790

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

As a result of a review of our company’s transactions, subsequent to our filing of a Form 10-Q for the interim period ended December 31, 2013, we identified certain errors that have a material impact on our previously issued financial information contained in the Form 10-Q for the period ended December 31, 2013 filed with the Securities and Exchange Commission on February 19, 2014.

In performing these reviews our company discovered that certain line items in our balance sheet, statement of operations and statement of cash flows had material changes that were required. These items pertained to various expenses, and as result, changes to loss from operations, additional paid-in capital, non-controlling interest and net loss figures. Specifically, we had incorrectly booked expenses from a subsidiary that were incurred prior to the acquisition date of the subsidiary, which revision resulted in a re-instatement of the net loss, net loss attributable to non-controlling interest and net loss attributable to our company. The net loss for the period and six months decreased from prior reported amounts by about $138,000. We have discussed these issues with our independent accountants and are working with them to ensure additional reviews of our proposed amended disclosure.

Our company plans to file a further amendment to the Quarterly Report on Form 10-Q for the period ended December 31, 2013, in order to accurately determine the impacts on the quarterly period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM EXPLORATION GROUP, INC.

/s/ Alexander Walsh
Alexander Walsh
President and Director

Date: February 26, 2014